Exhibit 21.1

                              FFP Partners, L.P.
                        Subsidiary of the Registrant


                                 State of                            Percent
Legal Name of Subsidiary       Organization      Type of Entity       Owned

FFP Properties, L.P.              Texas             Limited            60%
                                                   partnership